Sterling
Construction
Company, Inc.









Q1'20 Earnings Call

May, 5 2020

Disclosure: Forward-Looking Statements

This presentation contains, and the officers and directors of the Company may from time to time make, statements that are considered forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which may include statements about: the scope and duration of the COVID-19 pandemic and its continuing impact on national and global economic conditions; and our business strategy; financial strategy; and plans, objectives, expectations, forecasts, outlook and intentions. All of these types of statements, other than statements of historical fact included in this presentation, are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology. The forward-looking statements contained in this presentation are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this presentation are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward- looking statements due to factors listed in the “Risk Factors” section in our filings with the U.S. Securities and Exchange Commission (“SEC”) and elsewhere in those filings. The forward-looking statements speak only as of the date made, and other than as required by law, we do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

First Quarter 2020 Highlights

- All of our businesses deemed "Essential Critical Infrastructure"[1].
- Minimal impact from COVID-19 in Q1'20.
- Our Strategy continues to produce results and reduce risk.
- We continue to serve all our customers.
- Record EBITDA and strong Free Cash Flow.

[1] Per the National Cybersecurity and Infrastructure Agency

Sterling Construction Company, Inc.

COVID-19 Related Precautionary Measures

We have implemented precautionary measures to ensure the continuity of our business. It is worth noting that, at this point, we have had no material impact on job sites due to COVID-19.

Employee Safety Measures:

- Company wide social distancing
- Where practical, working from home
- Minimizing crew movements
- Wellness checks
- Use of sanitation stations
- Use of personal protective equipment

Balance Sheet/Liquidity:

- Drew $30 million from our revolver in March to maintain strong liquidity position
- Debt, net of cash totaled $385.1 million at the end of Q1 2020 and $387.4 million at Q4 2019.
- Reducing CAPEX by:
  - Deferring non essential capital expenditures
  - Utilizing short term rentals
  - Utilizing our operating lease facility
  - Utilizing OEM provider leases, purchasing programs and incentives

First Quarter 2020 Results

- Revenues increased to $296.7 million from $223.9 million in Q1’19, primarily attributable to the inclusion of three months of revenue from Plateau operations in the first quarter of 2020.
- Gross margin increased 320 basis points to 11.9% from 8.7% in Q1’19.
- Adjusted EBITDA was $20.8 million in Q1’20, a 131% increase over $9.0 million in Q1’19.
- Generated $10.8 million in cash from operations, compared to cash burn of $19.2 million and $22.5 million in Q1’19 and Q1’18, respectively.
- Cash and cash equivalents were $73.9 million at quarter end.
- Backlog and margin in Backlog were $1.19 billion and 12.7% at quarter end.

COVID-19 End Market Impact

HEAVY CIVIL CONSTRUCTION - 53% of Q1'20 Revenues

- Projects have continued as scheduled, though there are some productivity hits resulting from enhanced safety measures. Additionally, the bid environment for some city and county projects in the highway sector have been experiencing a slowdown
- New infrastructure bill could provide ample work opportunities; we have already seen $10 billion pledged to aviation in the last stimulus package

SPECIALTY SERVICES - 35% of Q1'20 Revenues

- Record backlog for Plateau with a strong outlook for Q2, a return to normal bid activity levels is needed to fill in the back half of the year
- New commercial projects related to multi-family and offices may be delayed in the second and third quarters of the year

RESIDENTIAL CONSTRUCTION - 12% of Q1'20 Revenues

- Beginning in late May 2020, we expect a 90 day dip in housing starts, with 30-50% of a decline in new starts, returning to historical levels by year end
- Primarily a variable cost business, reducing the gross margin impact from a decline in revenues
- Operating margin improving with increased ramp-up of operations and scale in Houston

Due to the anticipated slowdown in project activity for our residential, multi-family and commercial office markets, along with future unforeseen impacts, we have decided to suspend our previously articulated guidance until we have greater visibility into these markets.

Sterling Construction Company, Inc.

Q1 2020 Income Statement

($MM)	Q1 2020	Q1 2019
Revenue	$296.7	$223.9
Gross Margin	11.9%	8.7%
Adjusted Net Income to STRL (1)	$3.5	$2.0
Adjusted EBITDA (2)	$20.8	$9.0

(1) Adjusted basis excludes costs related to the acquisition of Plateau, net of tax and non-cash taxes. See Non-GAAP Reconciliation on pages 13-14.
(2) Adjusted for $0.5 million of acquisition costs. See EBITDA Reconciliation on page 15.

- Q1 2020 revenue and gross margin increased primarily due to the inclusion of a full quarter results from Plateau. Heavy Civil results reflected typical seasonality and both margin and revenue should improve as we begin to ramp up our sizable joint venture projects. Residential improved sequentially, as we continue our ramp up into the Houston market.
- Intangible asset amortization increased $2.2 million during the first quarter of 2020 to $2.8 million from $0.6 million in the first quarter of 2019, as a result of the Plateau Acquisition.
- Acquisition related costs were $0.5 million during the first quarter of 2020 related to the Plateau Acquisition.
- 131% Adjusted EBITDA increase, reflects the incremental contribution from the Plateau.

Sterling Construction Company, Inc.

Segment Results

($MM)	Q1 2020	Q1 2019
Heavy Civil		
Revenue	$155.6	$150.5
Operating Income	$(3.6)	$(2.1)
Operating Margin	(2.3)%	(1.4)%
Specialty Services		
Revenue	$104.7	$30.7
Operating Income	$11.1	$1.0
Operating Margin	10.6%	3.4%
Residential		
Revenue	$36.4	$42.8
Operating Income	$5.1	$5.8
Operating Margin	14.0%	13.6%

- Our Heavy Civil segment revenues were largely flat year over year, but should improve as we begin to ramp up our sizable joint venture projects starting in Q2. Operating profit declined slightly as a result of typical first quarter seasonality.
- Our Specialty Services segment is largely comprised of our recently acquired Plateau business. The quarter increases were primarily attributable to the inclusion of three months of results generated from Plateau operations, in spite of adverse weather conditions.
- Our Residential segment revenue was down compared to prior year, as a result of heavy rain in March 2020 and the continuing higher demand for smaller homes. Partially offsetting this decline was an increase in completed slabs from our Houston expansion. Though we experienced a drop in revenue, margins improved, as the ramp up and increasing scale in Houston had a favorable impact.

Modeling Considerations - Cash Flow

($MM)

NON-CASH ITEMS	Q1 2020	Q1 2019	FY 2020 Expectations	FY 2019
Depreciation	$5.5	$3.7	$22 to $24	$15.9
Intangible Amortization	$2.8	$0.6	$11 to $12	$4.8
Debt Issuance Cost Amortization	$1.0	$0.8	$4.0	$3.4
Stock-based Compensation	$2.2	$1.0	$8 to $9	$3.8
Federal Income Taxes	$0.9	Nil	21% of Pretax Income	Nil

OTHER ITEMS	Q1 2020	Q1 2019	FY 2020 Expectations	FY 2019
Interest Expense, including Debt Issuance	$7.8	$3.1	$31 to $33	$16.7
CAPEX, net of Divestitures	$6.8	$3.7	$15 to $25 (1)	$14.1
Changes in Operating Assets and Liabilities (2)	$(4.7)	$(27.4)	Nil	$(3.9)

(1) Wide range as actual spending is dependent on how the COVID-19 uncertainties play out for the balance of 2020.

(2) While Sterling will experience quarterly seasonal variations throughout 2020, we do not anticipate a significant change for the full year.

Backlog Growth And Margin Improvement

	March 31, 2020		March 31, 2019		Book to Burn In Q1'2020
	Amount	Margin %	Amount	Margin%	
Backlog	**$1,190 million**	**12.7%**	**$1,068 million**	**11.5%**	**1.47X**
Combined Backlog	**$1,432 million**	**12.1%**	**$1,342 million**	**11.0%**	**1.35X**

- Backlog reaches record $1.2 billion, including record Plateau backlog.
- Combined Backlog which includes unsigned low-bid awards reaches $1.4 billion.
- Backlog gross margin increased 120 bps to 12.7% and Combined Backlog gross margin increased 110 bps to 12.1% from end of 2019.

Looking Forward Business Fundamentals Remain Strong Despite Headwinds

- Record Backlog and margin in Backlog at quarter end.

- Solid liquidity position that continues to strengthen throughout the remainder of the year.

- A resilient team that has shown the ability to adjust quickly in a rapid changing environment.

- Confident in our ability to successfully navigate any slow down challenges we face in the second half of the year in Residential, multi-family and commercial office spaces within Specialty Services.

Contact Us


CAT
11-57

Company Representative
Sterling Construction Company, Inc.

Ron Ballschmiede
Chief Financial Officer
281-214-0777

Investor Relations Advisors
The Equity Group Inc.

Fred Buonocore, CFA
Senior Vice President
212-836-9607
fbuonocore@equityny.com

Mike Gaudreau
Associate
212-836-9620
mg@equityny.com

Sterling Construction Company, Inc.

Appendix

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Reconciliation of Non-GAAP Supplemental Adjusted Financial Data [(1)]
(In thousands, except per share data)
(Unaudited)

The Company reports its financial results in accordance with GAAP. This press release also includes several Non-GAAP financial measures as defined under the SEC's Regulation G. The following tables reconcile certain Non-GAAP financial measures used in this press release to comparable GAAP financial measures.

	Three Months Ended March 31, 2020		
	As Reported (GAAP)	Adjustment	Adjusted (Non-GAAP)
Revenues	$ 296,688	$ —	$ 296,688
Cost of revenues	(261,443)	—	(261,443)
Gross profit	35,245	—	35,245
General and administrative expense	(17,604)	—	(17,604)
Intangible asset amortization	(2,837)	—	(2,837)
Acquisition related costs	(473)	473	—
Other operating expense, net	(2,228)	—	(2,228)
Operating income	12,103	473	12,576
Interest income	99	—	99
Interest expense	(7,803)	—	(7,803)
Income before income taxes	4,399	473	4,872
Income tax expense [(2)]	(1,184)	(99)	(1,283)
Net income	3,215	374	3,589
Less: Net income attributable to noncontrolling interests	(100)	—	(100)
Net income attributable to Sterling common stockholders	$ 3,115	$ 374	$ 3,489
Net income per share attributable to Sterling common stockholders:			
Basic	$ 0.11	$ 0.02	$ 0.13
Diluted	$ 0.11	$ 0.01	$ 0.12
Weighted average common shares outstanding:			
Basic	27,736	—	27,736
Diluted	27,992	—	27,992

(1) The summary unaudited adjusted financial data is presented excluding the costs of acquiring Plateau. This presentation is considered a non-GAAP financial measure, which the Company believes provides a better indication of our operating results prior to the excluded items.

(2) Adjusted Non-GAAP income tax expense of $1,283 includes non-cash federal income tax expense of $1,012.

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Reconciliation of Non-GAAP Supplemental Adjusted Financial Data [1]
(In thousands, except per share data)
(Unaudited)

The Company reports its financial results in accordance with GAAP. This press release also includes several Non-GAAP financial measures as defined under the SEC's Regulation G. The following tables reconcile certain Non-GAAP financial measures used in this press release to comparable GAAP financial measures.

	Three Months Ended March 31, 2019		
	As Reported (GAAP)	Adjustment	Adjusted (Non-GAAP)
Revenues	$ 223,949	$ —	$ 223,949
Cost of revenues	(204,446)	—	(204,446)
Gross profit	19,503	—	19,503
General and administrative expense	(11,889)	—	(11,889)
Intangible asset amortization	(600)	—	(600)
Other operating expense, net	(2,294)	—	(2,294)
Operating income	4,720	—	4,720
Interest income	364	—	364
Interest expense	(3,060)	—	(3,060)
Income before income taxes	2,024	—	2,024
Income tax (expense) benefit	(163)	141	(22)
Net income	1,861	141	2,002
Less: Net income attributable to noncontrolling interests	(46)	—	(46)
Net income attributable to Sterling common stockholders	$ 1,815	$ 141	$ 1,956
Net income per share attributable to Sterling common stockholders:			
Basic	$ 0.07	$ —	$ 0.07
Diluted	$ 0.07	$ —	$ 0.07
Weighted average common shares outstanding:			
Basic	26,377	—	26,377
Diluted	26,723	—	26,723

(1) The summary unaudited adjusted financial data is presented excluding the non-cash taxes. This presentation is considered a non-GAAP financial measure, which the Company believes provides a better indication of our operating results prior to the excluded items.

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
EBITDA Reconciliation
(In thousands)
(Unaudited)

	Three Months Ended March 31,	
	2020	**2019**
Net income attributable to Sterling common stockholders	$ 3,115	$ 1,815
Depreciation	5,448	3,702
Amortization	2,837	600
Interest expense, net of interest income	7,704	2,696
Income tax (benefit) expense	1,184	163
EBITDA [1]	20,288	8,976
Acquisition related costs	473	—
Adjusted EBITDA [2]	$ 20,761	$ 8,976

(1) The Company defines EBITDA as GAAP net income (loss) attributable to Sterling common stockholders, adjusted for depreciation and amortization, net interest expense, taxes, and loss on extinguishment of debt.

(2) Adjusted EBITDA excludes the impact of acquisition related costs.

Sterling Construction Company, Inc.